MICHAEL POLLACK CPA
46 EQUESTRIAN LANE
CHERRY HILL, NJ 08003

Consent of Independent Registered Certified Public Accountants

December 18, 2008

Lantis Laser, Inc.
11 Stonebridge Court
Denville, NJ 07834

I consent to the inclusion in the Registration Statement of Amendment No. 8 to Form SB-2 on Form S-1/A of Lantis Laser, Inc., my audit report for Lantis Laser, Inc. (the “Company”) for the year ended December 31, 2006 dated March 21, 2007, except for Note 9 which is dated November 2, 2007. I also consent to the use of my name in the section under “Experts”.

Respectfully submitted,

Michael Pollack CPA
Cherry Hill, NJ